UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2005

Integrated Brand Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50331
(Commission File Number)

98-0371433
(IRS Employer Identification No.)

705-1080 Howe Street, Vancouver, BC V6Z 2T1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.682.4029

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

We entered into a letter of agreement as of July 20, 2005 with ABS Capital Finance Inc., whereby we have agreed to acquire all of the rights, title and interest in and to ABS Capital Finance Inc.'s "Seraph Forensic Data Logger" software. Pursuant to the letter agreement, we have agreed to acquire the assets by issuing to ABS Capital Finance Inc. 16,000,000 shares of our common stock. The acquisition of the assets is scheduled to complete on or before September 5, 2005 and is conditional upon satisfactory due diligence, the cancellation and return to treasury of 38,800,000 restricted shares of our common stock and our raising $1,500,000 for development of the assets.

Item 9.01. Financial Statements and Exhibits.

10.1 Letter Agreement dated July 17, 2005 between Integrated Brand Solutions Inc. and ABS Capital Finance.

99.1 Press Release dated July 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BRAND SOLUTIONS INC.

/s/ Steve Bajic
Steve Bajic, President and Director

Date: July 21, 2005